Exhibit 10.2

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DESERT NEWCO, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of [            ], 2015

i

ii

iii

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DESERT NEWCO, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Desert Newco, LLC, a Delaware limited liability company (the “Company”), dated as of [            ], 2015, is entered into by and among the Company, GoDaddy Inc. (“Pubco”), The Go Daddy Group, Inc., an Arizona corporation (together with its Permitted Transferees who hold Units at the time in question, “Holdings”), GD Subsidiary Inc., a Delaware corporation (“Pubco Sub”), KKR 2006 Fund (GDG) L.P., a Delaware limited partnership (“KKR 2006”), KKR Partners III, L.P., a Delaware limited partnership (“KKR Partners III”), OPERF Co-Investment LLC, a Delaware limited liability corporation (“OPERF” and, together with KKR 2006, KKR Partners III and their respective Permitted Transferees who hold Units at the time in question, “KKR”), SLP GD Investors, L.L.C., a Delaware limited liability company (“SLP GD”) and Silver Lake Technology Associates III, L.P., a Delaware limited liability company (“SLTA” and, together with SLP GD and their respective Permitted Transferees who hold Units at the time in question, “Silver Lake” and, together with KKR, the “Sponsors”), TCV VII, L.P., a Cayman Islands exempted limited partnership (“TCV VII”), TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (“TCVMF”) and Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership (“TCM” and, together with TCV VII and TCVMF and their respective Permitted Transferees who hold Units at the time in question, “TCV”), QCP Fund C L.P., a Delaware limited partnership, and certain of its related persons (together with their respective Permitted Transferees who hold Units at the time in question, “Qatalyst”), WS Investment Company, L.L.C. (2011A), a Delaware limited liability company (together with its Permitted Transferees who hold Units at the time in question, “WSGR,” and together with the Sponsors, TCV and Qatalyst, the “Equity Investors”), Desert Newco Managers, LLC (the “Employee Holdco”) and each of the other Members indicated on the Schedule of Members or otherwise admitted to the Company as a Member pursuant to the terms hereof, and amends and restates in its entirety that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of December 16, 2011 by and among the Company and the other Persons signatory thereto (the “First A&R LLC Agreement”).

W I T N E S S E T H :

WHEREAS, pursuant to the filing of the Certificate of Formation with the office of the Delaware Secretary of State, the Company was formed on June 30, 2011 as a limited liability company in accordance with the Delaware Limited Liability Company Act, codified in Chapter 18 of Title 6 of the Delaware Code, as the same may be amended from time to time (the “Act”);

WHEREAS, Holdings and the Company entered into the original Limited Liability Company Agreement of the Company on June 30, 2011 (the “Original LLC Agreement”), pursuant to which Holdings became the sole member of the Company, which was amended and restated in its entirety by the First A&R LLC Agreement;

WHEREAS, pursuant to the terms of that certain Contribution and Assumption Agreement, dated as of December 15, 2011 (the “Contribution Agreement”), by and between Holdings, Desert Opco, LLC (“Opco”) and the Company, (i) Holdings contributed to Opco all of the Contributed Assets (as defined therein) and Opco assumed from Holdings all of the Assumed Liabilities (as defined therein) and (ii) Holdings contributed to the Company all of the limited liability company interests of Opco and, in exchange therefor, the Company issued 252,023,958 Units to Holdings (the “Contribution”);

WHEREAS, concurrently with the execution and delivery of the First A&R LLC Agreement, Holdings sold, transferred and conveyed to the Equity Investors and the Employee Holdco, and the Equity Investors and the Employee Holdco purchased from Holdings, 179,908,034.52 Units pursuant to the terms and conditions of that certain Unit Purchase Agreement among Gorilla Acquisition LLC, the Company and Holdings dated as of July 1, 2011 (the “Purchase Agreement”);

WHEREAS, for U.S. federal income tax purposes, the Contribution pursuant to the Contribution Agreement was and is intended to be disregarded and the purchase of Units by the Equity Investors and the Employee Holdco pursuant to the Purchase Agreement was and is intended to be treated as a transfer of assets as described in Situation 1 of Revenue Ruling 99-5, 1999-1 C.B. 434, and as further described in Section 2.2(a) of the Purchase Agreement;

WHEREAS, pursuant to the terms of that certain Reorganization Agreement, dated as of the date hereof, by and among the Company, Pubco and the other Persons signatory thereto (as may be amended, restated, supplemented and/or otherwise modified from time to time the “Reorganization Agreement”), the parties thereto have agreed to consummate the reorganization of the Company contemplated by Section 2.9 of the First A&R LLC Agreement and to take other actions contemplated in the Reorganization Agreement (collectively, the “Reorganization”); and

WHEREAS, in connection with the transactions contemplated by the Reorganization Agreement, the Members wish to amend and restate the First A&R LLC Agreement in its entirety, as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Company hereby amend and restate the First A&R LLC Agreement in its entirety as set forth herein and further agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1. Definitions. The capitalized terms that are used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this ARTICLE I.

“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Member is obligated (or deemed to be obligated) to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, when used with reference to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person and, in respect of any Equity Investor or the Employee Holdco, any investment fund, vehicle or holding company of which such Equity Investor or Employee Holdco or any Affiliate of such Equity Investor or the Employee Holdco serves as the general partner, managing member or discretionary manager or advisor; provided that, other than with respect to the definition of “Covered Person”, limited partners, non-managing members or other similar direct or indirect investors in a Member (in their capacities as such) shall not be deemed to be Affiliates of such Member; provided, further, that none of the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any of the Members other than Pubco and any Subsidiary of Pubco.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, including all exhibits hereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Assumed Tax Rate” means the sum of (i) the maximum marginal federal income tax rate applicable to an individual (including, solely in the case of The Go Daddy Group Inc. or any assignee thereof, any taxes imposed under Section 1411 of the Code to the extent applicable to the income allocable to an owner of The Go Daddy Group Inc. as of February 9, 2015, whether such owner continues to hold through The Go Daddy Group Inc. or holds directly or through an assignee thereof) and (ii) 7%.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Phoenix, Arizona or New York City, New York are authorized or required by Law to close.

“Certificate of Formation” means the Certificate of Formation of the Company filed in the Office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Common Stock” means Class A common stock, $0.001 par value per share, of Pubco.

“Class B Common Stock means Class B common stock, $0.001 par value per share, of Pubco.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations promulgated thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of the Code, as the same may be adopted.

“Common Stock” means all classes of Pubco’s common stock, including the Class A Common Stock and Class B Common Stock.

“Company Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain.” The amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(d).

“Covered Person” means (a) the Managing Member, each Member or the Tax Matters Partner, in each case in his, her or its capacity as such, and each such Person’s successors, heirs, estates or legal representative, (b) any Affiliate, in his, her or its capacity as such, of the Managing Member, each Member or the Tax Matters Partner in his, her or its capacity as such and (c) any Affiliate, officer, director, shareholder, partner, member, employee representative or agent of any of the foregoing, in each case in clauses (a) or (b) whether or not such Person continues to have the applicable status referred to in such clauses.

“Employee Holdco LLC Agreement” means the limited liability company agreement of Employee Holdco, as it may be amended or restated from time to time, including all exhibits thereto.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights to securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Exchange” has the meaning given to such term in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and among Pubco, the Company and the holders of Units from time to time party thereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Exchange Registration Holders” has the meaning given to such term in the Registration Rights Agreement.

“Form 8-A Effective Time” has the meaning given to such term in the Reorganization Agreement.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“Gross Asset Value” with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably and in good faith determined by the Managing Member; (ii) the Gross Asset Value of any property of the Company distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution as determined by the Managing Member; and (iii) the Gross Asset Values of assets of the Company shall be increased (or decreased) to the extent the Managing Member determines reasonably and in good faith that such adjustment is necessary or appropriate to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). The Managing Member shall, in good faith use such method as it deems reasonable and appropriate to allocate the aggregate of the Gross Asset Value of assets contributed in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

“Initial Members” means the Equity Investors, Holdings and the Employee Holdco; provided that, at any time, the Employee Holdco shall only have the rights and obligations of an

Initial Member hereunder in respect of a number of Units held by the Employee Holdco that corresponds to the number of Class B units of limited liability company interests of the Employee Holdco (if any) held by those Persons set forth on the Initial Managers Members Schedule (the “Initial Managers Members”) and shall otherwise have the rights and obligations of a Member, but not an Initial Member, hereunder.

“Interest” means a limited liability company interest in the Company and includes any and all benefits to which the holder of such a limited liability company interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Interest of each Member at any particular time shall be expressed as a percentage equal to the number of Units owned by such Member at such time divided by the total number of Units owned by all Members at such time.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” means the initial underwritten public offering of Pubco pursuant to the registration statement on Form S-1 (SEC File No. 333-196615) originally filed on June 9, 2014.

“Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as EXHIBIT A with such modifications as may be authorized by the Managing Member.

“Law” means any constitution, treaty, code, law (including common law), statute, ordinance, rule, regulation or formal determination, in each case, of any Governmental Authority, as amended from time to time.

“Liquidating Event(s)” means those events described in Section 9.1 hereof which, upon their occurrence, will cause the Company to dissolve and its affairs to be wound up.

“Losses” means any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, tax, expense and causes of action of any nature whatsoever.

“Managing Member” means (i) Pubco so long as Pubco has not withdrawn as the Managing Member pursuant to Section 6.2 and (ii) any successor thereof appointed as Managing Member in accordance with Section 6.2. Unless the context otherwise requires, references herein to the Managing Member shall refer to the Managing Member acting in its capacity as such.

“Members” and “Member” means the Persons listed as members on the Schedule of Members (as may be amended from time to time) and any other Person that both acquires an Interest and is admitted to the Company as a Member in accordance with the terms of this Agreement.

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” that is set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” that is set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” that is set forth in Treasury Regulations Section 1.704-2(i)(1).

“Net Income” means the net income that the Company generates with respect to a Fiscal Year, as determined for U.S. federal income tax purposes; provided, however, that such income (i) shall be increased by the amount of all income during such period that is exempt from U.S. federal income tax, (ii) shall be decreased by the amount of all expenditures that the Company makes during such period that are not deductible for U.S. federal income tax purposes and that do not constitute capital expenditures, and (iii) shall not include any items that are specially allocated pursuant to Section 4.2. If the Gross Asset Value of an asset that is contributed to the Company (or, if the Gross Asset Value is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), such adjusted Gross Asset Value) differs from its adjusted basis for U.S. federal, state, or local income tax purposes, the amount of depreciation, amortization, and other cost recovery deductions shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and the amount of gain or loss from a disposition of such asset shall be computed by reference to such Gross Asset Value or such adjusted Gross Asset Value. If the Gross Asset Value of an asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the adjustment amount shall be treated as gain or loss from the disposition of the asset.

“Net Loss” means the net loss the Company generates with respect to a Fiscal Year, as determined for federal income tax purposes; provided, however, that such loss (i) shall be decreased by the amount of all income during such period that is exempt from federal income tax, (ii) shall be increased by the amount of all expenditures that the Company makes during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures, and (iii) shall not include any items that are specially allocated pursuant to Section 4.2. If the Gross Asset Value of an asset that is contributed to the Company (or, if the Gross Asset Value is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), such adjusted Gross Asset Value) differs from its adjusted basis for federal, state, or local income tax purposes, the amount of depreciation, amortization, and other cost recovery deductions shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and the amount of gain or loss from a disposition of such asset shall be computed by reference to such Gross Asset Value or such adjusted Gross Asset Value. If the Gross Asset Value of an asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the adjustment amount shall be treated as gain or loss from the disposition of the asset.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

“Overnight Underwritten Takedown Offering” has the meaning set forth in the Registration Rights Agreement.

“Ownership Minimum” means, with respect to a Sponsor, that such Sponsor and its Affiliates own at least 5% of the Class A Common Stock outstanding immediately following the consummation of the IPO, assuming that all outstanding Paired Interests that are exchangeable for Class A Common Stock pursuant to the Exchange Agreement are so exchanged (and, for the avoidance of doubt, without giving effect to any contractual or other limitation on the conversion or exchange of such Units that may be in effect from time to time).

“Paired Interest” has the meaning given to such term in the Exchange Agreement.

“Permitted Transferee” means, with respect to the Managing Member or any Subsidiary of the Managing Member: the Managing Member (including any successor Managing Member appointed pursuant to Section 6.2) and any Person that could be appointed as a Managing Member as described in clauses (a) through (d) of Section 6.2. “Permitted Transferee” means, generally with respect to any other Member, any Affiliate of such Member; provided that (i) in no event shall a direct or indirect competitor of the Company (or an Affiliate thereof), as reasonably determined by the Managing Member, be a Permitted Transferee, except that a fund-level Affiliate of any Equity Investor holding any ownership interest in a portfolio company of such fund which may be deemed to be a competitor of the Company (unless such Affiliate was formed for the primary purpose of holding, or is otherwise primarily intended to hold, ownership interests solely in portfolio companies that would be deemed to be competitors of the Company), shall not, by virtue of such ownership interest, be deemed to be a direct or indirect competitor of the Company itself, (ii) with respect to Holdings, only the following shall be Permitted Transferees: (A) Robert Parsons, (B) a spouse, lineal descendant, sibling, parent or heir of Robert Parsons, (C) an entity that is solely controlled by Robert Parsons or any of the persons described in clause (B) (or a combination thereof); provided that Robert Parsons or any of the persons described in clause (B) are, collectively, the sole beneficial owners of such entity, (D) a person to whom Units are transferred (1) by will or the Laws of descent and distribution by a person described in clause (A) or (B) above or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse, lineal descendant, sibling, parent or heir of such person or (E) a trust that is for the exclusive benefit of a person described in any of the foregoing clauses (A), (B) or (D) above, (iii) with respect to an Initial Managers Member, only the following shall be Permitted Transferees: (A) a spouse, lineal descendant, sibling, parent or heir of such Initial Managers Member, (B) an entity that is solely controlled by such Initial Managers Member or any of the persons described in clause (A) (or a combination thereof), provided that such Initial Managers Member or any of the persons described in clause (A) are, collectively, the sole beneficial owners of such entity, (C) a person to whom Units are transferred (1) by will or the Laws of descent and distribution by a person described in clause (A) above or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse, lineal descendant, sibling, parent or heir of such person or (D) a trust that is for the exclusive benefit of a person described in any of the foregoing clauses (A) or (C) above.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among Pubco and each other party thereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Reorganization Documents” means this Agreement, the Reorganization Agreement, the Tax Receivable Agreements, the Exchange Agreement, the Registration Rights Agreement, the Stockholder Agreement and the [            ].

“Schedule of Members” means the Schedule of Members, dated as of even date herewith, as the same may be amended from time to time to reflect any changes in the Members and their respective Interests.

“Schedule of Exchange Registration Holders” means the Schedule of Exchange Registration Holders, dated as of even date herewith, as the same may be amended from time to time to reflect any changes in the Exchange Registration Holders in accordance with the Registration Rights Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.

“Stockholder Agreement” means that certain Stockholder Agreement, dated as of the date hereof, by and among Pubco and each other party thereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

“Tax Receivable Agreements” means those certain Tax Receivable Agreements, dated as of or about the date hereof, by and among Pubco and each other party thereto, each as may be amended, restated, supplemented and/or otherwise modified from time to time.

“Transfer” means any act by a Member to sell, exchange, assign, transfer, convey or otherwise dispose of, encumber, pledge, convey or hypothecate, whether directly, indirectly, voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise, all or any part of its Interest other than (i) Transfers of any Equity Securities of Pubco (excluding any such Transfer of Common Stock for the purpose of Section 8.3, which shall be deemed a “Transfer” pursuant to this definition) or (ii) pursuant to participation in a Pubco Offer (as defined in the Exchange Agreement) pursuant to the terms and conditions of the Exchange

Agreement; provided that the transfer of limited partnership interests, limited liability company interests or similar interests in any of the Equity Investors, any other private equity fund or any direct or indirect parent entity with respect to any such Equity Investor or private equity fund, in each case, shall not constitute a Transfer for purposes of this Agreement.

“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time-to-time, and any successor provisions.

SECTION 1.2. Additional Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings ascribed to them on the page of this Agreement set forth opposite each such capitalized term below:

Act	4
Adjusted Capital Account Balance	5
Affiliate	5
Agreement	6
Applicable Percentage	36
Applicable Transfer	37
Assumed Tax Rate	6
Business Day	6
Capital Account	18
Certificate of Formation	6
Class A Common Stock	6
Class B Common Stock	6
Code	6
Common Stock	6
Company	iii
Company Minimum Gain	6
Confidential Information	15
Contribution	4
Contribution Agreement	4
Covered Person	6
DGCL	17
Economic Pubco Security	20
Employee Holdco	4
Equity Investors	4
Equity Securities	7
Exchange	7
Exchange Act	7
Exchange Agreement	7
Exchanging Member	36
First A&R LLC Agreement	4
Fiscal Year	26
Form 8-A Effective Time	7
Governmental Authority	7
Gross Asset Value	7
Holdback Period	38
Holdings	iii

Initial Managers Members	8
Initial Members	7
Interest	8
Investment Company Act	8
IPO	8
IPO Lockup	38
Joinder Agreement	8
KKR	iii
KKR 2006	iii
KKR Partners III	iii
Law	8
Liquidating Event	39
Liquidating Event(s)	8
Liquidator	40
Losses	8
Managing Member	8
Member	8
Member Nonrecourse Debt	8
Member Nonrecourse Debt Minimum Gain	8
Member Nonrecourse Deductions	9
Members	8
Net Income	9
Net Loss	9
Nonrecourse Deductions	9
Opco	4
OPERF	iii
Original LLC Agreement	4
Overnight Underwritten Takedown Offering	9
Ownership Minimum	9
Paired Interest	10
Permitted Transferee	10
Person	10
Piggyback Rights	37
Pubco	iii

Pubco Sub	iii
Purchase Agreement	4
Qatalyst	4
Registration Rights Agreement	10
Reorganization	5
Reorganization Agreement	5
Reorganization Documents	11
Representatives	16
Restricted Period	37
Reverse Unit Split	19
Schedule of Exchange Registration Holders	11
Schedule of Members	11
SEC	11
Section 8.2 Transfer	36
Section 8.2(b) Exchange	36
Securities Act	11
Silver Lake	4

SLP GD	4
SLTA	4
Specified Threshold	36
Sponsors	4
Stockholder Agreement	11
Subsidiary	11
Tax Distributions	28
Tax Matters Partner	26
Tax Receivable Agreements	11
TCM	4
TCV	4
TCV VII	4
TCVMF	4
Technical Termination	36
Transfer	11
Treasury Regulations	12
Units	20
WSGR	4

ARTICLE II

ORGANIZATIONAL MATTERS

SECTION 2.1. Formation; Name. The Company was formed on June 30, 2011, upon the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Formation pursuant to the Act. This Agreement shall be effective as of the date hereof. The name of the Company shall be “Desert Newco, LLC,” or such other name as the Managing Member may from time to time hereafter designate in accordance herewith and with the Act. The Company shall prompt notify each of the Members of any change to the name of the Company. The Managing Member shall cause to be executed and filed such further certificates, notices, statements or other instruments required by Law for the operation of a limited liability company in all jurisdictions where the Company is required to, or in which the Managing Member desires that the Company, qualify or be authorized to do business as a foreign limited liability company, or as otherwise necessary to carry out the purpose of this Agreement and the business of the Company. The rights, powers, duties, obligations and liabilities of the Members (in their respective capacities as such) shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member (in its capacity as such) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2. Purpose of the Company. The purpose of the Company shall be to engage in any lawful business, act or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act, by any other Law or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

SECTION 2.3. Offices; Registered Agent. The principal office of the Company, and such additional offices as the Company may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Member may designate from time to time. The Company shall promptly notify each of the Members of any change to the principal office of the Company. The registered office of the Company in Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by Law, and its registered agent shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by Law.

SECTION 2.4. Term. The term of the Company commenced on the date its Certificate of Formation was filed with the office of the Secretary of State of the State of Delaware. The Company shall have perpetual existence unless dissolved in accordance with the terms of this Agreement or the Act.

SECTION 2.5. Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person; provided, that the foregoing shall not alter a Member’s obligation under the Act to return funds wrongfully distributed to it. No Member, in his, her or its capacity as a Member, shall be required to lend any funds or provide any services to the Company or any of its Subsidiaries or Affiliates, except as otherwise expressly required by the Act or by this Agreement or as otherwise agreed to in writing between the Company and such Member. Notwithstanding any provision of this Agreement to the contrary but subject to the terms of this Agreement, any Member, at its sole and absolute discretion, may make loans to the Company or guarantee all or any portion of any debt, obligation or liability of the Company; provided, however, that unless set forth herein to the contrary, no loan or guaranty made nor any service performed by any Member to or for the benefit of the Company shall be deemed a capital contribution to the Company.

SECTION 2.6. Corporate Opportunities; Confidentiality. Subject to the provisions of Section 2.7:

(a) The Members may, during the term of the Company, engage in and possess an interest for their respective accounts in other business ventures of every nature and description, independently or with others, and neither the Company, any Subsidiary of the Company nor any Member shall have any right in or to said independent ventures or any income or profits derived from said independent ventures and, unless such Person expressly agrees otherwise in this Agreement or another written agreement, no Member or its Affiliates or any director, officer, manager or employee of such Member or its Affiliates who may serve as an officer, manager, director and/or employee of the Company or its Subsidiaries shall be liable to Company or any of its Subsidiaries by virtue of being a Member or an Affiliate of a Member by reason of activity undertaken by such Person or by any other Person in which Person may have an investment or other financial interest which is in competition with the Company or its Subsidiaries. No Member (in his or her capacity as such) shall be required to devote business time and attention to the affairs of the Company, unless such Person expressly agrees otherwise in this Agreement or another written agreement. Nothing in this Section 2.6(a) is meant to limit the fiduciary duties of the Managing Member or officers of the Company described in Section 2.7, or the confidentiality undertakings of the Members described in Section 2.6(d), and in no event shall any Member or any of its Representatives use any Confidential Information for any purpose other than for the benefit of the Company or a purpose reasonably related to monitoring or protecting such Member’s investment in the Company.

(b) The Members (solely in their capacity as Members) and their respective Affiliates (including one or more associated investments funds or portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company or any of its Subsidiaries; and (C) not to present potential transactions, matters or business opportunities to the Company or its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves (and their agents, partners or Affiliates), and to direct any such opportunity to another Person. Nothing in this Section 2.6(b) is meant to limit (i) the fiduciary duties of the Managing Member or officers of the Company described in Section 2.7, (ii) the confidentiality undertakings of the Members described in Section 2.6(d), and in no event shall any Member or any of its Representatives use any Confidential Information for any purpose other than for the benefit of the Company or a purpose reasonably related to monitoring or protecting such Member’s investment in the Company or (iii) the provisions of any other agreement or undertaking by any Member or any of its Affiliates or Representatives.

(c) None of the Members (solely in their capacity as Members) and their respective Affiliates shall have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Subsidiaries or any of their respective Affiliates or equityholders or to refrain from any actions specified in Section 2.6(b) hereof, and the Company, on its own behalf and on behalf of its Affiliates and equityholders, hereby irrevocably waives any right to require any of such Members (solely in their capacity as Members) or any of their respective Affiliates to act in a manner inconsistent with the provisions of this paragraph. None of the Members (solely in their capacity as Members) nor any of their respective Affiliates shall be liable to the Company or any of its Affiliates or equityholders for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in Section 2.6(a), (b) or (c), or of any such Person’s participation therein. Nothing in this Section 2.6(c) is meant to limit the fiduciary duties of the Managing Member or officers of the Company described in Section 2.7, or the provisions of any other agreement or undertaking by any Member or any of its Affiliates or Representatives.

(d) Any (i) information regarding any other Member or any of the Affiliates of such Member, (ii) information provided to any Member pursuant to inspection rights contained herein or granted by the Managing Member, (iii) information regarding the terms and conditions of the transactions contemplated by the Purchase Agreement, this Agreement and the other Reorganization Documents and (iv) information regarding the Company or its Subsidiaries, including its business, affairs, financial information, operating practices and methods, customers, suppliers, expansion plans, strategic plans, marketing plans, contracts and other business documents obtained by a Member from or on behalf of the Company, any of its Subsidiaries or a Member (in its capacity as a Member) (collectively, “Confidential Information”) will be kept confidential, and will not be disclosed by such Member other than to its direct or indirect partners, former partners, members, shareholders, managers, directors, officers, employees, representatives, Affiliates, advisors and agents (collectively, “Representatives”) who need to know such Confidential Information for the purposes of their relationship with, or investment in, such Member or the Company, and who are informed of the confidential and proprietary nature of such Confidential Information. In no event shall any Member or its Representatives use any Confidential Information for any purpose other than for the benefit of the Company or a purpose reasonably related to monitoring or protecting such Member’s investment in the Company. A Member shall be responsible for any breach of the terms of this Section 2.6 by it or its Representatives, and shall take reasonably appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft. In addition, each Member acknowledges that (x) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (y) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (z) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Notwithstanding the foregoing, “Confidential Information” shall not include information that: (I) is or becomes generally available to the public other than as a result of a disclosure by the Member or its Representatives in violation of this provision; (II) was available to the Member on a nonconfidential basis prior to its disclosure by the Company or its Representatives; (III) becomes available to the Member on a non-confidential basis from a Person other than the Company, its Subsidiaries or their respective Representatives who is not known by the Member to be otherwise bound by a confidentiality agreement with the Company, its Subsidiaries or any of their respective Representatives in respect of such information, or is otherwise not known by the Member to be under an obligation to the Company, its Subsidiaries or any of their respective Representatives not to transmit such information to the Member or its Representatives; or (IV) was independently developed by the Member without reference to or use of such information. Notwithstanding the foregoing, in the event that a Member is requested to disclose any Confidential Information (A) to any Governmental Authority having jurisdiction over such Member, (B) in response to any court order, subpoena, civil investigative demand, information request or similar process or (C) in connection with any disclosure obligation under any applicable Law (including to the appropriate Governmental Authorities in respect of the tax treatment or tax structure of the transactions contemplated hereby or by the Purchase Agreement or any of the Reorganization Documents), the Member may disclose such Confidential Information; provided that such Member provides written notice to the Company and the other Members promptly after receipt of such request and prior to responding, unless such notice is prohibited by applicable Law or such disclosure is to be made to a regulatory or self-regulatory authority as part of such authority’s examination or inspection of the business or operations of such Member and such examination or inspection does not specifically reference or target the Company or any of its Subsidiaries by name, so that the Company and/or the other Members may seek a protective order or other appropriate remedy (and such Member agrees to cooperate with the Company and/or the other Members in connection with seeking such order or other remedy). In the event that such protective order or other remedy is not obtained, such Member agrees to furnish only that portion of the Confidential Information that it determines, after consultation with counsel, is legally required, and to exercise reasonable best efforts to obtain assurance that confidential treatment shall be accorded such Confidential Information. The confidentiality obligations of each Member pursuant to Section 2.6(d) shall survive for two years following the disposition of all Units of such Member.

(e) Notwithstanding Section 2.6(d) above, Pubco may disclose any Confidential Information pursuant to any disclosure obligation under any applicable Law or stock exchange rule with no obligation to provide written notice to the Company or any other Member to whom such Confidential Information relates.

SECTION 2.7. Fiduciary Duties.

(a) Notwithstanding Section 2.6 above or any other provision to the contrary in this Agreement, (i) the Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”)); (ii) any member of the board of directors of Pubco that is an officer of Pubco or the Company shall, in its capacity as director, and not in any other capacity, have the same fiduciary duties to Pubco as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL); and (iii) each officer of the Company and each officer of Pubco shall, in their capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Members (in the case of any officer of the Company) or Pubco (in the case of any officer of Pubco) as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL). For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the Managing Member shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.

(b) The parties hereto acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe fiduciary duties to the stockholders of the Managing Member. The Managing Member will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of the Managing Member or (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treat the Members and the stockholders of the Managing Member differently; provided that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders.

(c) Any duties and liabilities set forth in this Agreement shall replace those existing at Law or in equity (including the duties of any Covered Person) and each of the Company and each Member hereby, to the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Act:

(i) acknowledges and agrees that none of the Sponsors or any Covered Person relating to such Sponsor, acting in his or her capacity as such, shall be obligated (A) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (B) to recommend or to take any action in its capacity as such Member that prefers the interest of the Company or its Subsidiaries over the interest of such Person; and

(ii) waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at Law or in equity (including the duties of any Covered Person) other than any such duties and liabilities set forth in this Agreement.

(d) The provisions of this Section 2.7 shall survive any amendment, repeal or termination of this Agreement.

SECTION 2.8. No State Law Partnership. The Members intend that the Company shall not constitute or be treated as a partnership (including a limited partnership) or joint venture, and that no Member or officer of the Company shall be a partner or joint venturer of any other Member or officer, for any purposes other than federal, and if applicable, state and local income tax purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the immediately preceding sentence, the Members intend that the Company shall be treated as a partnership for U.S. federal income tax and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns, and otherwise take all tax and financial reporting positions, in a manner consistent with such treatment.

ARTICLE III

CAPITAL; UNITS

SECTION 3.1. Capital.

(a) Capital Accounts. A separate capital account (“Capital Account”) shall be maintained for each Member in accordance with Section 704(b) of the Code, and the Treasury Regulations promulgated thereunder including, without limitation, Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Member as of the date hereof shall be the dollar value set forth opposite the Member’s name on the Schedule of Members.

(b) Changes to Capital Accounts. Subject to the provisions of Section 3.1(a), the Capital Account for each Member shall consist of the Member’s initial capital contribution (actual or deemed), increased by any additional capital contributions made by the Member, by the Member’s share of all items of Net Income allocated pursuant to Section 4.1 and any items in the nature of income or gain which are specially allocated pursuant to Section 4.2 and by the amount of any Company liabilities which the Member is deemed to assume or which are secured by any Company property distributed to the Member, and decreased by the Member’s share of all items of Net Loss allocated pursuant to Section 4.1 and any items in the nature of loss or deduction which are specifically allocated pursuant to Section 4.2, by any distributions to the Member and by the amount of any liabilities of the Member which the Company is deemed to assume or which are secured by property contributed by the Member to the Company. A transferee of a Member’s Interest in the Company (or a portion thereof) shall succeed to the Capital Account of such Member (or the pro rata or other appropriate portion thereof, as applicable).

(c) No Interest on Capital Contributions. No interest shall be paid on the initial capital contributions or on any subsequent capital contributions. No amount distributed pursuant to ARTICLE V of this Agreement shall constitute a payment under Code Section 707(a) or Section 707(c).

(d) Additional Capital Contributions. Subject to Section 3.4 and Section 3.6, the Managing Member may determine whether to raise additional capital. No Member shall be required to participate in any such capital call.

(e) Creditors. A creditor who makes a nonrecourse loan to the Company shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a creditor.

SECTION 3.2. Return of Capital. No Member shall be entitled to have any capital contribution returned to it or to receive any distribution from the Company upon withdrawal or otherwise, except in accordance with the express provisions of this Agreement. No unreturned capital contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s capital contribution.

SECTION 3.3. Units.

(a) In connection with the Reorganization, pursuant to Sections 2.1(b)(v) and 2.1(c)(i) of the Reorganization Agreement, upon the effectiveness of this Agreement (i) Pubco and Pubco Sub shall be admitted to the Company as Members, (ii) the Company has reclassified each Unit existing prior to the execution of this Agreement as [        ] non-voting “Units” (as defined below) (the “Reverse Unit Split”), and (iii) each of the Persons listed on the Schedule of Members delivered to the Company concurrently with the execution of this Agreement shall own the number of Units set forth opposite such Member’s name on the Schedule of Members. No fractional units shall be issued as a result of the Reverse Unit Split. The Company shall cancel such fractional units with no further consideration required to be paid for such fractional units. The Schedule of Members reflects the Reverse Unit Split. Any reference to a number of Units or other Equity Securities of the Company entered into prior to the date hereof shall be deemed to refer to such specified number of Units or other Equity Securities divided by [        ]. The Reverse Unit Split shall have no effect on the relative rights, powers and obligations of any class and series of Units as set forth in this Agreement.

(b) Limited liability company interests (as such term is defined in Section 18-101(8) of the Act) of the Company held by Members shall be represented by “Units”. All references to numbers of Units in this Agreement shall be appropriately adjusted to reflect any equity dividend, split, combination or other recapitalization or similar transaction affecting the Units occurring after the date hereof. The rights, preferences, powers, qualifications, limitations and restrictions of the Units shall be as set forth in this Agreement (as may be amended from time to time). Subject to ARTICLE VI and Section 10.3(b), the Managing Member has the right, without the consent or other approval of the other Members, to create additional classes of Units with different terms and conditions, including terms that are senior to or pari passu with other classes. Subject to ARTICLE VI and Section 10.3(b), the Managing Member shall have the right, from time to time, to amend this Agreement, without the consent or other approval of the other Members, to reflect the terms and conditions applicable to any such additional classes of Units. The Units shall be uncertificated unless certificates including appropriate restrictive legends relating to the transfer restrictions contained herein and under the Securities Act shall be expressly approved by the Managing Member. Each Member agrees that, except as otherwise provided herein, all of the provisions of this Agreement shall apply to all securities of the Company now held (including any securities issued upon the exercise, conversion or exchange of any warrants, options or other rights to acquire Equity Securities of the Company or debt securities that are convertible into Equity Securities of the Company) or which may be issued or Transferred hereafter to a Member in consequence of any additional issuance, purchase, Transfer, exchange or reclassification of any of such securities, corporate reorganization, or any other form of recapitalization, consolidation, acquisition, stock split or stock dividend, or which are acquired by a Member in any other manner. Nothing in this Agreement shall be interpreted to provide contractual appraisal rights pursuant to Section 18-210 of the Act.

SECTION 3.4. Issuance of Additional Units. Subject to Section 3.6 and ARTICLE VIII, upon approval of the Managing Member, additional Members may be admitted to the Company as Members, and Units may be issued to such Persons. Any admission of an additional Member is effective only after such new Member has executed a Joinder Agreement or such other agreement to be bound unconditionally to this Agreement in a form satisfactory to the Managing Member. Upon receipt of such undertaking by the Company and receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and listed as such on the books and records of the Company and thereupon shall be issued its Units. Upon the issuance of Units to any Member, the Managing Member shall adjust the Schedule of Members to reflect the issuance of Units to such Member, and the resulting change in the percentage Interests of all Members. Notwithstanding anything to the contrary in this Section 3.4, any member of Employee Holdco, without the consent of the Managing Member or any other Person, shall, concurrently upon (i) the distribution of a Paired Interest to such member in accordance with the terms and subject to the conditions of the Employee Holdco LLC Agreement and (ii) the execution by such member of a Joinder Agreement hereto, become and be deemed to be a substitute Member for all purposes under this Agreement.

SECTION 3.5. Pubco Ownership.

(a) If at any time Pubco issues a share of Class A Common Stock or any other Equity Security of Pubco entitled to any economic rights (including in the IPO) (an “Economic Pubco Security”) with regard thereto (other than Class B Common Stock or another Equity Security of Pubco not entitled to any economic rights with respect thereto), (i) the Company shall issue to Pubco one Unit (if Pubco issues a share of Class A Common Stock) or such other Equity Security of the Company (if Pubco issues an Economic Pubco Security other than Class A Common Stock) corresponding to the Economic Pubco Security with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any, shall be concurrently contributed to the Company; provided, however, that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 5.1(c), then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations, and provided, further, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase from another Member (other than a Subsidiary of Pubco) of a number of Units (and Class B Common Stock), then the Company shall not issue any new Units in connection therewith and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead by transferred to such other Member as consideration for such purchase).

(b) Notwithstanding Section 3.5(a), this Section 3.5 shall not apply (i) to the issuance and distribution to holders of shares of Pubco common stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder rights plan (it being understood that upon exchange of Paired Interests for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with a corresponding right) or (ii) to the issuance under any employee benefit plan of Pubco of any warrants, options or other rights to acquire Equity Securities of Pubco or rights or property that may be converted into or settled in Equity Securities of Pubco, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Pubco in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

SECTION 3.6. Restrictions on Pubco Stock.

(a) Except as otherwise determined by the Managing Member in accordance with Section 3.6(d), (i) the Company may not issue any additional Units of the Company to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary issues or sells, to a Person other than Pubco or its Subsidiaries, an equal number of shares of Class A Common Stock and (ii) the Company may not issue any other Equity Securities of the Company to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary sells, to a Person other than Pubco or its Subsidiaries, an equal number of shares of a new class or series of Equity Securities of Pubco with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b) Except as otherwise determined by the Managing Member in accordance with Section 3.6(d), neither Pubco nor any of its Subsidiaries may (i) redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from Pubco (or such Subsidiary, as applicable) an equal number of Units for the same price per security (or, if Pubco (or such Subsidiary, as applicable) uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of Units for no consideration) or (ii) redeem, repurchase or otherwise acquire any other Equity Securities of Pubco (other than Class B Common Stock) unless substantially simultaneously the Company redeems, repurchases or acquires from Pubco (or such Subsidiary, as applicable) an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of Pubco for the same price per security (or, if Pubco (or such Subsidiary, as applicable) uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the Managing Member in accordance with Section 3.6(d), the Company may not (x) redeem, repurchase or otherwise acquire Units from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock for the same price per security from holders thereof (except that if the Company cancels Units for no consideration as described in Section 3.6(b)(i), then the prices per security need not be the same) and (y) redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco (except that if the Company cancels Equity Securities for no consideration as described in Section 3.6(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to Pubco in connection with the redemption or repurchase of any shares or other Equity Securities of Pubco or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant) then redemption or repurchase of the corresponding Units of other Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels Units or other Equity Securities for no consideration as described in this Section 3.6(b)).

(c) The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d) Notwithstanding anything to the contrary in this ARTICLE IV:

(i) if at any time the Managing Member shall determine that any debt instrument of Pubco, the Company or its Subsidiaries shall not permit Pubco or the Company to comply with the provisions of Section 3.6(a) or Section 3.6(b) in connection with the issuance, redemption or repurchase of any shares of Class A

Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Company, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions, subject to the prior written consent (not to be unreasonably withheld) of each Sponsor, in each case so long as such Sponsor meets the Ownership Minimum; and

(ii) if (x) Pubco incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company and (y) Pubco is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of Pubco, the Company or its Subsidiaries, then notwithstanding Section 3.6(a) or Section 3.6(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company including by using non-participating preferred Equity Securities of the Company without complying with such provisions; provided that such arrangement shall be subject to the prior written consent (not to be unreasonably withheld) of each Sponsor, in each case so long as such Sponsor meets the Ownership Minimum.

SECTION 3.7. Member Representations and Warranties. Each Member hereby represents and warrants that (a) such Member has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; (b) the execution and delivery of this Agreement by such Member, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all requisite action in accordance with applicable Law; (c) this Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, and the availability of equitable remedies; (d) no filing with, or authorization, consent or approval of, any Person is required to be made or obtained in connection with the authorization, execution, delivery and performance by such Member of this Agreement, or the consummation of the transactions contemplated hereby; (e) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (f) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (g) such Member acquired and is holding interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public; and (h) such Member is aware that the interests in the Company have not been registered under the securities Laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities Laws (or there is an exemption therefrom) and in any event in compliance with the applicable provisions of this Agreement and the Exchange Agreement. Each Member hereby agrees to indemnify the Company and each Covered Person against any Loss suffered or incurred by the Company, any of its Subsidiaries or such Covered Person, resulting from any breach of the foregoing representations and warranties by such Member.

ARTICLE IV

ALLOCATION OF NET INCOME AND NET LOSSES

SECTION 4.1. General. Subject to the other provision of this ARTICLE IV, Net Income, Net Loss, and, to the extent necessary, individual items of income (including gross income), gain, loss or deduction of the Company, for each Fiscal Year (or portion thereof) shall be allocated among the Members so that the Capital Account of each Member, after making such allocation, is, or is as nearly as possible, equal (or in proportion thereto, if the total amount to be allocated is insufficient) to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up, and its assets other than money sold for cash equal to their respective Gross Asset Values (which, for the avoidance of doubt, shall not be booked up or written down to fair market value for this purpose outside of an actual liquidation), all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company (if any) were distributed to the Members in accordance with Section 5.2 immediately after making such allocation. For purposes of, and prior to, making allocations under this Section 4.1, (x) Capital Accounts shall be reduced by any distributions made with respect to the Fiscal Year (or portion thereof), (y) Capital Accounts shall be adjusted for any special allocations required pursuant to Section 4.2 with respect to the Fiscal Year, and (z) each Member’s Capital Account balance shall be deemed to be increased by such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain.

SECTION 4.2. Special Allocations. Notwithstanding anything to the contrary in Section 4.1, the following special allocations will apply.

(a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this ARTICLE IV, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount that equals such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such sentence. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this ARTICLE IV, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount that equals such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain that is attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).

Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such sentence. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Nonrecourse Deductions. In accordance with Treasury Regulations Section 1.704-2, any Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in accordance with the Members’ respective percentage Interests.

(d) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(e) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.2(e) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this ARTICLE IV have been tentatively made as if this Section 4.2(e) were not in this Agreement. This Section 4.2(e) is intended to comply with the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f) Gross Income Allocation. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.2(f) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this ARTICLE IV have been tentatively made as if Section 4.2(e) and this Section 4.2(f) were not in this Agreement.

(g) Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 4.2(e) or 4.2(f) shall be taken into account in computing subsequent allocations pursuant to Section 4.1 and this Section 4.2(g), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 4.2(e) or 4.2(f) had not occurred.

(h) Code Section 754 Adjustments. Subject to Section 4.6(a), the Company shall make an election pursuant to Section 754 of the Code effective for the taxable year that includes the date hereof and all future taxable years. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner that is consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

SECTION 4.3. Tax Allocations.

(a) General. Except as otherwise provided in Section 4.3(b), as of the end of each Fiscal Year, items of Company income, gain, loss, deduction, and expense shall be allocated for federal, state, and local income tax purposes among the Members in the same manner as the income, gain, loss, deduction, and expense of which such items are components were allocated to Capital Accounts pursuant to this ARTICLE IV.

(b) Code Section 704(c) Allocations. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder, Company income, gains, deductions, and losses with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at that time (to be computed in accordance with the Treasury Regulations). If Company property is revalued in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) at any time, subsequent allocations of Company income, gains, deductions, and losses with respect to such property shall take into consideration any variation between such property’s revaluation and its adjusted basis for federal income tax purposes in the same manner as the variation is taken into consideration under Code Section 704(c) and the Treasury Regulations thereunder.

SECTION 4.4. Books of Account. The Company shall keep complete and accurate records and accounts necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all items of income, gain, loss, deduction and credit, distributions and other amounts as may be provided for herein, including records and accounts of all Company revenues and expenditures and of the acquisition, ownership and disposition of all assets of the Company.

SECTION 4.5. Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each year, or otherwise as may be fixed by resolution of the Managing Member or required by the Code (including, if applicable, any portion thereof, the “Fiscal Year”).

SECTION 4.6. Tax Returns and Information.

(a) Tax Matters Partner. The Managing Member shall designate the Tax Matters Partner for the Company (the “Tax Matters Partner”) in accordance with the definition of “tax matters partner” set forth in Code Section 6231, with the initial Tax Matters Partner being Pubco. The Tax Matters Partner shall not be liable to the Company or any Member for any act or omission taken or suffered by the Tax Matters Partner in such capacity in good faith and in the reasonable belief that such act or omission is in or is not opposed to the best interests of the Company and shall be indemnified by the Company against any Losses (including reasonable attorney’s fees) in respect of any claim based upon such act or omission; provided, however, that such act or omission is not in violation of this Agreement and does not constitute gross negligence, fraud or a willful violation of Law. The Tax Matters Partner shall be subject to the oversight of the Managing Member, which shall act in the best interests of all of the Members with respect to any material tax election or other decision affecting the tax liability of the Members. Notwithstanding the foregoing, the Tax Matters Partner shall maintain (including remaking to the extent applicable) any prior election to adopt the “remedial” or any other method of allocation permitted under Section 704(c) of the Code and the Company shall make an election under Section 754 of the Code. The Tax Matters Partner (or the Company, as applicable) shall use commercially reasonable efforts to consult with the Sponsors and TCV regarding any tax audits or tax related controversies (including any settlements(s) thereof) or any material tax elections relating to the Company. The Company shall bear all expenses and costs of the Tax Matters Partner.

(b) Tax Returns. The Tax Matters Partner shall cause income and other required federal, state and local tax returns for the Company to be prepared or reviewed, as needed, by a nationally-recognized accounting firm. The cost of preparation or review of such returns by outside preparers, if any, shall be borne by the Company.

(c) Form K-1. The Company shall furnish to each Member (i) as soon as reasonably possible (and shall use reasonable best efforts to furnish within 90 days) after the close of each Fiscal Year such information concerning the Company as is reasonably required for the preparation of such Member’s income tax returns (provided, however, that if the Company is unable to deliver a Form K-1 by March 30 following the close of the Fiscal Year, the Company shall use its reasonable best efforts to provide a requesting Member with a good faith estimate of such information) and (ii) as soon as reasonably possible after the close of each of the Company’s first three fiscal quarters of each Fiscal Year, such information concerning the Company as is reasonably required to enable the Member to calculate and pay estimated taxes.

(d) Member Tax Matters. Each Member agrees that such Member shall not, except as otherwise required by applicable Law, treat, on such Member’s separate income tax returns, any item of income, gain, loss, deduction or credit relating to such Member’s interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected in the Form K-1 or other information statement furnished by the Company to such Member pursuant to Section 4.6(c).

ARTICLE V

DISTRIBUTIONS

SECTION 5.1. Nonliquidating Distributions.

(a) Subject to Section 5.1(c) below, all nonliquidating distributions of cash and other property shall be distributed to the Members of the Company, pro rata, in accordance with their percentage Interests. All nonliquidating distributions other than Tax Distributions shall be made in such amounts and at such times as may be determined by the Managing Member. The Managing Member may establish reasonable reserves to provide funds for improvements, contingencies or working capital of the Company. No distribution shall be made if the distribution would leave the Company unable to pay its debts as they become due in the ordinary course of business or would violate the obligations of the Company under any material agreement relating to indebtedness.

(b) Subject to the above limitations, to the extent of available cash and as permitted under any contracts in respect of indebtedness to which the Company is a party, the Company shall distribute pro rata to all Members in accordance with their percentage Interests, at least five days prior to the date on which U.S. federal corporate estimated tax payments are due, cash to the Members as determined under this Section 5.1(b) (“Tax Distributions”). The minimum quarterly Tax Distribution for each Member shall be equal to (a) the cumulative taxable net income for the quarter (taking into account prior losses, if any, allocated to such Member in respect of its Interest in the Company to the extent such loss (x) is of a character that would permit such loss to be deducted against the income of such taxable period and (y) has not previously been taken into account for purposes of determining Tax Distributions to such Member and determined by taking into account allocations under Section 704(c) of the Code) allocated to such Member with respect to its Interest in the Company, multiplied by the Assumed Tax Rate, less (b) any Tax Distributions previously made with respect to such period pursuant to clause (a). The minimum annual Tax Distributions, if any, for each Member shall be equal to (a) the cumulative taxable net income for the taxable year (taking into account prior losses, if any, allocated to such Member in respect of its Interests in the Company to the extent such loss (x) is of a character that would permit such loss to be deducted against the income of such taxable period and (y) has not previously been taken into account for purposes of determining any Tax Distributions to such Member and determined by taking into account allocations under Section 704(c) of the Code) allocated to such Member with respect to its Interest in the Company multiplied by the Assumed Tax Rate, less (b) the sum of the minimum quarterly Tax Distributions made with respect to such taxable year pursuant to the preceding sentence. For the avoidance of doubt, Tax Distributions shall be made to all Members on a pro rata basis in accordance with their percentage Interests, notwithstanding the differing actual tax liabilities of such Members.

(c) Notwithstanding the provisions of Section 5.1(a), the Managing Member, in its sole discretion, may authorize that (i) cash be paid to Pubco (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 3.6(b), and (ii) to the extent that the Managing Member determines that expenses or other obligations of Pubco are related to its role as the Managing Member or the business and affairs of Pubco that are conducted through the Company or any of the Company’s direct or indirect subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to Pubco (which distributions shall be made without pro rata distributions to the other Members) in amounts required for Pubco to pay (1) operating, administrative and other similar costs incurred by Pubco, including payments in respect of indebtedness and preferred stock (in either case only to the extent economically equivalent indebtedness or Equity Securities of the Company were not issued to Pubco), to the extent the proceeds are used or will be used by Pubco to pay expenses or other obligations described in this clause (ii), (2) payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreements and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of Pubco), (3) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco, (4) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of Pubco and (5) other fees and expenses in connection with the maintenance of the existence of Pubco. For the avoidance of doubt, distributions made under this Section 5.1(b) may not be used to pay or facilitate dividends or distributions on the Class A Common Stock or any Equity Securities (other than preferred stock) of Pubco and must be used solely for one of the express purposes set forth under clause (i) or (ii) of the immediately preceding sentence.

SECTION 5.2. Liquidating Distributions. Upon dissolution of the Company pursuant to ARTICLE IX or in the event of a direct or indirect sale, disposition or liquidation of all or substantially all of the Company’s assets (whether held directly or indirectly by a Subsidiary thereof), the proceeds of such sale, disposition or liquidation shall be applied and distributed as follows:

(a) First, to the extent available, proceeds shall be applied to the payment of debts and liabilities of the Company (including all expenses of the Company incident to its liquidation and all other debts and liabilities that the Company owes to the Members (other than solely in their capacity as Members) or any Affiliates of a Member under any written agreement with a Member or its Affiliates in accordance with the terms of such written agreement, including, if then applicable, the Seller Note (as such term is defined in the Purchase Agreement) and the reimbursement and indemnification obligations owed to the Liquidator in Sections 9.3(d) and 9.8);

(b) Second, to the extent available, proceeds shall be applied to the setting up of any reserves which are reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Company; and

(c) Third, to the extent available, to the Members of the Company, pro rata, in proportion with their percentage Interests.

SECTION 5.3. Restoration of Deficit Capital Accounts. A Member with a deficit balance in the Member’s Capital Account after all the allocations and distributions pursuant to ARTICLES IV and V of this Agreement have been made shall not be obligated to contribute property or cash to the Company upon liquidation of the Company (or at any other time) in order to restore such deficit Capital Account balance.

SECTION 5.4. Amounts Withheld. The Managing Member is authorized to withhold from distributions made to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign tax Law. Such withholdings shall be treated as a distribution to the Member pursuant to Section 5.1.

ARTICLE VI

MANAGEMENT AND OPERATION OF THE COMPANY

SECTION 6.1. Management by the Managing Member. Except as otherwise specifically provided in this Agreement or the Act, the business, property and affairs of the Company and its Subsidiaries shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Managing Member in accordance with the terms of this Agreement. No other Members shall have management authority or rights over, or any other ability to take part in the conduct or control of the business of, the Company or its Subsidiaries. The Managing Member is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Managing Member taken in accordance with such rights and powers shall bind the Company (and no other Member shall have such right). The Managing Member shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Managing Member may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to Members, employees, officers or agents of the Company or any Subsidiary.

SECTION 6.2. Withdrawal of the Managing Member. Pubco may withdraw as the Managing Member and appoint as its successor at any time upon written notice to the Company (a) any wholly-owned Subsidiary of Pubco, (b) any Person of which Pubco is a wholly-owned Subsidiary, (c) any Person into which Pubco is merged or consolidated or (d) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as Managing Member shall be effective unless Pubco (or its successor, as the case may be) and the new Managing Member provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all of the Managing Member’s obligations under this Agreement and the Exchange Agreement.

SECTION 6.3. Decisions by the Members.

(a) Authority of the Members. In all matters relating to or arising out of the conduct of the operation of the Company and its business, property and affairs, the decision of the Managing Member shall be the decision of the Company. No Member other than the Managing Member shall take part in the management of the Company’s business, property or affairs, or to transact business for or on behalf of the Company or have any power or authority to act for, or to assume any obligations or responsibility on behalf of, or to bind any other Member or the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor, consultant or officer (as described in Section 6.4 of this Agreement) to the Company, in which event the duties and liabilities of such individual or firm with respect to the Company as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Company, except that the Managing Member shall in any such case retain the sole, absolute and exclusive ability to appoint and remove, either with or without cause and at any time, any such employee, independent contractor, consultant or officer. Each of the Members other than the Managing Member agrees that it shall not represent to any third party with whom such Member is in contact concerning the affairs or the business of the Company that such Member has any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Managing Member.

(b) Voting. Except as expressly provided herein or under the Act, and subject to the Stockholder Agreement, neither the Members (other than the Managing Member acting in its capacity as such) nor any class of Members shall have the power or authority to vote, approve or consent to any matter or action taken by or involving the Company. Without limiting the generality of the foregoing, and subject to the Stockholder Agreement:

(i) Subject to any limitations expressly provided herein, the Managing Member has the sole, absolute and exclusive power to cause the Company, without requiring the consent or approval of any other Member under this Agreement, to effect any of the following in one or a series of related transactions: (A) any merger, (B) any acquisition, (C) any consolidation, (D) any sale, lease, transfer, conveyance, exchange or other disposition of any, all or substantially all of the assets of the Company, (E) any recapitalization or reorganization of outstanding securities, (F) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a subsidiary, division or other business, (G) any issuance of debt or equity securities or (H) any incurrence of indebtedness;

(ii) No Member has any right to remove or replace the Managing Member or to vote on the election or removal of the Managing Member; and

(iii) Except for any vote, consent or approval of any Member expressly required hereby, if a vote, consent or approval of the Members is required by the Act or other applicable Law with respect to any act to be taken by the Company or matter considered by the Managing Member, the Members will be deemed to have consented to or approved such act or voted on such matter in accordance with the consent or approval of the Managing Member on such act or matter.

SECTION 6.4. Officers. The Managing Member may, but need not, appoint one or more officers of the Company which may include, but shall not be limited to, chief executive officer, chief operating officer, president, one or more executive vice presidents or vice presidents, secretary, treasurer or chief financial officer, and such other officers as deemed necessary or appropriate by the Managing Member. The Managing Member may delegate its day-to-day management responsibilities to any such officers, to the extent permitted by Law and subject to Section 6.1, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as and to the extent authorized in writing by the Managing Member. Each officer shall perform such duties and have such powers as the Managing Member shall designate from time to time. Each officer shall hold office at the pleasure of the Managing Member and until his or her successor shall have been duly appointed and qualified, or until he or she shall resign or shall have been removed in the manner provided herein. Any individual may hold any number of offices. No officer need be a Member or a resident of the State of Delaware. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, at any time by the Managing Member. Upon the execution and delivery of this Agreement, the officers of the Company shall consist of the individuals set forth on the Initial Managers Members Schedule.

ARTICLE VII

LIMITATIONS ON LIABILITY; INDEMNIFICATION

SECTION 7.1. General.

(a) In no event shall the liability of each Member, in its capacity as such, exceed (i) the amount of its capital contributions, if any, (ii) its share of any assets and undistributed profits of the Company and (iii) the amount of any distributions wrongfully distributed to it to the extent required by the Act. For the avoidance of doubt, the obligations of any Member or any other Covered Person under the Purchase Agreement, the Founder’s Agreement (as defined in the Purchase Agreement), the Seller Note Documentation (as defined in the Purchase Agreement), or any other agreement applicable to such Member or other Covered Person in its individual capacity and not as a Member or Covered Person hereunder, shall not be limited by the terms of this Agreement, and no Member or other Covered Person shall have any right to seek indemnification or otherwise avail itself of the rights afforded to Members pursuant to this Section 7.1 for any Losses arising from such obligations.

(b) Subject to the duties provided in Section 2.7 and from time to time, as applicable, in the organizational documents of Pubco, or any employment agreement or other agreement with Pubco or any of its Subsidiaries, and except as otherwise prohibited by applicable Law, no Covered Person shall be liable or accountable in damages or otherwise to the Company or to any other Covered Person or officer of the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in such capacity in good faith on behalf of the Company, and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement and not in violation of any contract or agreement to which such Covered Person might otherwise be bound, unless such loss, damage or claim is due to the gross negligence, willful misconduct or bad faith of the Covered Person. In performing his, her or its duties, each Covered Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: the Managing Member; officers or employees of the Company; or any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, or such Member, officer or employee, in each case as to matters which such relying Covered Person reasonably believes to be within such other Person’s competence. None of the Covered Persons shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Covered Person.

(c) To the fullest extent permitted by Law, the Company shall indemnify, hold harmless and defend each Covered Person from and against any Losses (other than for taxes based on fees or other compensation received by such Covered Person from the Company) whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts which may be imposed on, asserted against, paid in settlement, incurred or suffered by such Covered Person, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company, except (i) if such claim, demand, action, suit or proceeding was due to such Covered Person’s gross negligence, willful misconduct or bad faith, (ii) with respect to any criminal proceeding, if such Covered Person had reasonable cause to believe his, her or its conduct was unlawful, or (iii) if the Covered Person is the Managing Member, the Tax Matters Partner or an officer or employee of the Company or Pubco (or an Affiliate controlled by, or a successor, heir, estate, legal representative or director, officer or employee of, as applicable, the Managing Member, the Tax Matters Partner or an officer or employee of the Company or Pubco), the Covered Person did not reasonably believe (or, if the Covered Person is a successor, heir, or estate of, as applicable, the Managing Member, the Tax Matters Partner or an officer or employee of the Company or Pubco, then the Managing Member, the Tax Matters Partner or such officer or employee of the Company or Pubco, as applicable, reasonably believed) that his, her or its conduct was in, or not opposed to, the best interest of the Company, or included a transaction from which such Covered Person derived an improper personal benefit; provided that such indemnification shall only be provided from and shall not exceed the extent of the Company’s assets.

(d) The indemnification under this ARTICLE VII shall continue as to a Covered Person who has ceased to serve in the capacity which initially entitled such Covered Person to indemnity hereunder. Notwithstanding anything to the contrary in this Agreement, the indemnification under this ARTICLE VII shall not be available to any party hereto to the extent any such Losses asserted against or incurred by such party arise from an indemnification obligation of such party pursuant to Article X of the Purchase Agreement.

(e) To the fullest extent permitted by Law and subject to Section 7.1(b), expenses incurred by a Covered Person (including reasonable legal fees, expenses and costs of investigation) in defending any claim, demand, action, suit or proceeding reasonably believed by such Covered Person to be subject to this ARTICLE VII shall, from time to time, be advanced by the Company before the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount to the extent it is determined that such Covered Person is not entitled to be indemnified therefor pursuant to this ARTICLE VII. A Covered Person shall not be denied indemnification in whole or in part under this ARTICLE VII merely because the Covered Person had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Covered Person satisfied the conditions set forth in Section 7.1(b).

(f) A Covered Person shall have the right to employ separate counsel in any action as to which indemnification may be sought under Section 4.6(a), Section 9.8 or this ARTICLE VII and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Covered Person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being notified of the claim for indemnification or (iii) the Covered Person has been advised by its counsel that representation of such Covered Person and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Covered Persons having actual or potential differing interests with the Company, unless but only to the extent the Covered Persons have actual or potential differing interests with each other. Without the consent of such Covered Persons, the Company will not consent to the entry of any judgment or enter into any settlement to the extent such judgment or settlement provides for equitable relief, involves a finding or admission of a violation of Law or violation of the rights of any Person by the Covered Persons, involves a finding or admission that, in the opinion of the Company’s outside counsel, would have an adverse effect on other claims made or threatened against the Covered Persons, would require payment of any monetary liability by the Covered Persons for which such party would not be entitled to complete indemnification hereunder by the Company or such settlement does not expressly and unconditionally release the Covered Persons from all liabilities and obligations with respect to such claim.

SECTION 7.2. No Member Liability. Any indemnification provided under this ARTICLE VII shall be satisfied solely out of assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

SECTION 7.3. Settlements. The Company shall not be liable for any settlement of any action against a Covered Person or Persons effected without its written consent, but if any action is settled with written consent of the Company, or if there is a final judgment against the Covered Person in any such action, the Company agrees to indemnify and hold harmless the Covered Person to the extent provided in Section 7.1 from and against any Losses by reason of such settlement or judgment.

SECTION 7.4. Priority of Indemnification Obligations. To the extent of the Company’s indemnification and advancement obligations in Section 7.1, the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Covered Person under this Agreement are primary and any obligation of any Member (or any Affiliate thereof) to provide advancement or indemnification for the same Losses (including all interest, assessment and other charges paid or payable in connection with or in respect of such Losses) incurred by a Covered Person are secondary), and if any Member (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Covered Person, then (i) such Member (or such Affiliate, as the case may be) shall be fully subrogated to all rights of the Covered Person with respect to the payments actually made and (ii) the Company shall reimburse such Member (or such other Affiliate) for the payments actually made. The Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each Affiliate of the Company not to exercise), any claims or rights that the Company may now have or hereafter acquire against any Covered Person (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Covered Person against any Covered Person, whether such claim, remedy or right arises in equity or under contract, Law or otherwise, including any right to claim, take or receive from any Covered Person, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. For the avoidance of doubt, the provisions of this Section 7.4 are not applicable to the indemnification obligations set forth in Article X of the Purchase Agreement, and any right to indemnification provided for thereunder shall be governed by the terms therein.

SECTION 7.5. Amendments. Any amendment of this ARTICLE VII or any termination of this Agreement shall not adversely affect any right or protection of a Covered Person who was serving at the time of such amendment, repeal or termination, and such rights and protections shall survive such amendment, repeal or termination with respect to events that occurred before such amendment, repeal or termination.

ARTICLE VIII

TRANSFER OF A MEMBER’S INTEREST

SECTION 8.1. General.

(a) Each Member shall have the right to Transfer such Member’s Units subject to compliance by such Member with the terms and conditions of this Agreement.

(b) Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Unit that constitutes a portion of a Paired Interest that, concurrently with such Transfer such transferring Member shall also Transfer to the transferee the Equity Security of Pubco constituting the remainder of such Paired Interest.

(c) Subject to Section 8.1(f), no Member shall be entitled to Transfer any of its Units or any other Equity Securities of the Company or rights under this Agreement (including to a Permitted Transferee) at any time unless the Managing Member is reasonably satisfied in good faith that such Transfer would not:

(i) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” Laws applicable to the Company or the Units;

(ii) cause the Company to become subject to the registration requirements of the Investment Company Act;

(iii) cause the Company to be classified as a “publicly traded partnership” as defined under Section 7704 of the Code and the Regulations; or

(iv) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

(d) For the avoidance of doubt, in addition to any restrictions on Transfer set forth in this ARTICLE VIII, any Transfer of Units held by Employee Holdco shall be subject to any other restrictions on Transfer applicable thereto pursuant to the limited liability company agreement of Employee Holdco then in force and effect.

(e) Any purported Transfer which is not made pursuant to and in accordance with the terms and conditions of this Agreement shall be void and of no effect and shall vest no right, title or interest in the transferee.

(f) Notwithstanding anything to the contrary contained in Section 8.1(c), but subject to the other provisions of this ARTICLE VIII, the following Transfers shall be permitted hereunder: any Exchange or other Transfer by Silver Lake, KKR, TCV or Holdings if Silver Lake, KKR, TCV or Holdings, as applicable, then and after giving effect to such Transfer meets the Specified Threshold. A Person meets the “Specified Threshold” if such Person, together with its Transferees who hold Units at the time in question, represents no more than eight partners of the Company for the purposes of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the application of the anti-avoidance rule of Treasury Regulation Section 1.7704-1(h)(3), excluding Pubco and its Subsidiaries from the eight partners for purposes of this definition.

SECTION 8.2. Additional Transfer Limitation.

(a) On any date during the period commencing from the closing of the IPO and ending on the date one year and one day after the aggregate percentage Interest held by Pubco and its Subsidiaries exceeds 50%, no Member shall be entitled to make a Section 8.2 Transfer of Units that would cause the Applicable Percentage to exceed 49%. “Section 8.2 Transfer” means a Transfer of Units that is a sale or exchange for purposes of Section 708(b)(1)(B) of the Code. “Applicable Percentage” as of any date shall equal the aggregate percentage Interests that have been sold or exchanged for purposes of Section 708(b)(1)(B) of the Code in the 12-month period up to any including such date.

(b) Notwithstanding Section 8.2(a), during the period for which Section 8.2(a) applies any of KKR, Silver Lake, TCV or Holdings, as applicable, (the “Exchanging Member”) may Exchange all Paired Interests then held by such Exchanging Member if simultaneously with the delivery of the exchange notice pursuant to the Exchange Agreement the Exchanging Member notifies the Company in writing that such Exchange is being made in compliance with this Section 8.2(b) (a “Section 8.2(b) Exchange”). The Exchanging Member shall indemnify (i) each Member (including the Managing Member and its Subsidiaries) in an amount equal to any income that is allocable to such Member as a result of a termination of the Company pursuant to Section 708(b)(1)(B) of the Code during the period for which Section 8.2(a) applies (a “Technical Termination”), multiplied by the maximum combined federal, state and local tax rate applicable to an individual or corporation resident in New York City, California or Arizona, whichever is highest (such amount “grossed up” to account for the tax cost to such Member from the receipt of the payment pursuant to this clause (i), assuming such Member is taxed at such rate on such payment) and (ii) the Company, for any and all costs and expenses (including time spent by internal personnel) that the Company incurs as a result of a Technical Termination, including any costs or losses related to tax compliance or disputes in respect of the foregoing. Simultaneously with the delivery of the exchange notice related to an Exchange in compliance with this Section 8.2(b), the Exchanging Member shall deposit in an escrow account under arrangements satisfactory to the Company an amount in cash estimated by the Company in good faith to be sufficient to satisfy the foregoing indemnification and payment obligations assuming the Technical Termination occurred on the date of such Exchange, which amounts shall be released as determined by the Company or a third party designated by the Company to persons entitled thereto under the preceding sentence. Each Member and each other person eligible for indemnification under this Section 8.2(b), as a condition to receipt of any amounts pursuant this Section 8.2(b), must agree in writing that the Company, the Managing Member and their Subsidiaries and agents shall not be liable in any respect for any action or omission in connection with this Section 8.2(b). The existence, administration and amount of the escrow shall not in any limit the obligations of the Exchanging Member under this Section 8.2(b), and no right of the Exchanging Member or its Affiliates to any indemnification, advancement or reimbursement by the Managing Member or its Subsidiaries, under this Agreement or any other organizational document of the Managing Member or its Subsidiaries or any agreement or undertaking of the Managing Member or its Subsidiaries, shall be offset against or apply with respect to any payment or indemnification obligation of the Exchanging Member or with respect to any losses or costs of the Exchanging Member or its Affiliates arising out of the Section 8.2(b) Exchange or any dispute related thereto or to the transactions or payments contemplated by this Section 8.2(b), and the Exchanging Member shall confirm the same to the Company in writing in connection with making a Section 8.2(b) Exchange. A Section 8.2(b) Exchange shall be treated as an Applicable Transfer by the Exchanging Member for the purpose of Section 8.3(b). For the avoidance of doubt, this Section 8.2(b) permits an Exchange in compliance with this Section 8.2(b) but does not exempt from the other terms of this Agreement any Transfer of the Class A Common Stock issued to the Exchanging Member upon such Exchange.

SECTION 8.3. Restricted Period Transfer Limitations.

(a) During the period commencing at the closing of the IPO and ending (i) in the case of the Exchange Registration Holders (including Employee Holdco), on (x) the first anniversary thereof or (y) the expiration of the Holdback Period for the IPO pursuant to Section 8.3(c), as specified on the Schedule of Exchange Registration Holders or (ii) in the case of any other Member, on the third anniversary thereof (such period, as applicable, the “Restricted Period”), any Transfer of Units or Equity Securities of Pubco issued in respect of (including in any distribution, reorganization, reclassification, unit split, stock split or similar transaction), or in exchange for, Units or Paired Interests by any Member other than either Sponsor, Holdings or TCV (including any Exchange or participation by such Member in a public offering of Equity Securities of Pubco, but expressly excluding (A) any Transfer pursuant to a Member’s exercise of its rights, if any, pursuant to Section 2 or Section 3 of the Registration Rights Agreement to participate in (but not to initiate) offerings initiated by (x) the Company and in which either of the Sponsors exercises its right to so participate pursuant to Section 3 of the Registration Rights Agreement or (y) either Sponsor pursuant to Section 2 of the Registration Rights Agreement (the “Piggyback Rights”) and any Exchange in connection with exercise of such rights and (B) any Transfer to a Permitted Transferee) (an “Applicable Transfer”), shall require the prior written consent of the Managing Member.

(b) During the Restricted Period, if any Sponsor, Holdings or TCV makes an Applicable Transfer (including (i) in an open market transaction, (ii) pursuant to a private sale or pursuant to a distribution to limited partners or members or (iii) in a public offering), in each case, each of the other Initial Members shall be released from the restrictions set forth in Section 8.3(a) with respect to a ratable percentage of such other Member’s Units and Equity Securities of Pubco issued in respect of (including in any distribution, reorganization, reclassification, unit split, stock split or similar transaction), or in exchange for, Units or Paired Interests; provided that (x) any such release in connection with a public offering that is not an Overnight Underwritten Takedown Offering shall be applicable to a Member only if Piggyback Rights are not available to such Member in connection with such offering and (y) any such release in connection with an Overnight Underwritten Takedown Offering shall become effective only after such Overnight Underwritten Takedown Offering has been completed and only shall be applicable to a Member that did not sell Units in such Overnight Underwritten Takedown Offering.

(c) Subject to the terms of any lockup agreement entered into by a particular Member with the underwriters in connection with the IPO (each, an “IPO Lockup”), in the event of any underwritten offering of the Equity Securities of the Company or Pubco (including the IPO), if requested by the managing underwriters of such offering (it being acknowledged and agreed that such request has been made in connection with the IPO), the Members shall not offer for sale (including by short sale), grant any option for the purchase of, or otherwise Transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Units or otherwise), any Equity Securities (or interests therein) in the Company or Pubco without the prior written consent of the Company, for a period designated by the Company in writing to the Members, which shall begin, (i) in the case of the IPO, on the date Pubco first files a prospectus that includes a price range in respect of the IPO, (ii) in the case of a shelf takedown offer, the earlier of the date of the underwriting agreement and the commencement of marketing efforts or (iii) for any other offering, 7 days before the effective date of the registration statement, and shall not last longer than 180 days from the Form 8-A Effective Time in the case of the IPO (or such other period as set forth in the applicable IPO Lockup) or 90 days following such effective date for any offering thereafter, subject to reasonable extension as determined by the Managing Member to the extent necessary to avoid a blackout of research reports under applicable regulations of the Financial Industry Regulatory Authority, Inc., or any successor organization (each such period, a “Holdback Period”); provided that except (x) in the case of the IPO, no Holdback Period shall apply to any of the Equity Investors or Holdings if such Member is not entitled to participate in such offering (disregarding the effect of any underwriter cutbacks imposed on such Members) pursuant to this Agreement or the Registration Rights Agreement and (y) in the case of an Overnight Underwritten Takedown Offering (as defined in the Registration Rights Agreement), no Holdback Period shall apply to TCV if none of the Persons comprising TCV is participating in such Overnight Underwritten Takedown Offering. If requested by the managing underwriter of any such offering and subject to the approval of the Managing Member, the Members shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Units (or other securities) subject to the foregoing restriction until the end of the Holdback Period. Notwithstanding the foregoing, if the managing underwriters in connection with any such offering waive all or any portion of the Holdback Period with respect to any Members, the Company will use reasonable best efforts to cause such managing underwriters to apply the same waiver to all other Members.

SECTION 8.4. Joinder Agreement. Notwithstanding anything to the contrary herein, except in connection with an Exchange, no Member may Transfer any number of the Member’s Units unless the transferee of such Units has executed a Joinder Agreement and thereby becomes a party to this Agreement.

SECTION 8.5. Substitute Members.

(a) An assignee of any Units (or any portion thereof), in accordance with the provisions of this ARTICLE VIII, shall become a substitute Member entitled to all the rights and obligations of a Member with respect to such assigned Units if and only if the assignee has agreed in writing to be bound by the provisions of this Agreement affecting the Units so Transferred and subject to any limitations as may be set forth in the Joinder Agreement of such substitute Member. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (including transferees of Units). Any member of Employee Holdco shall, concurrently upon (i) the distribution of a Paired Interest to such member in accordance with the terms and subject to the conditions of the Employee Holdco LLC Agreement and (ii) the execution by such member of a Joinder Agreement hereto, become and be deemed to be a substitute Member for all purposes under this Agreement.

(b) The Company shall be entitled to treat the owner of any Unit set forth on the Schedule of Members, as amended from time to time, or other interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units (which assignment is permitted pursuant to the terms and conditions of this ARTICLE VIII) has been received by the Company.

(c) Upon the admission of a substitute Member, the Schedule of Members shall be amended to reflect the name, address and Units and other interests in the Company of such substitute Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units.

SECTION 8.6. Sale of All Units. Any Member who makes a disposition of all of the Units of such Member in accordance with the terms of this Agreement, or otherwise, shall no longer be a party to this Agreement and shall have no further rights, interests or obligations under this Agreement except for those granted to such Member under Section 2.5, the confidentiality provisions in Section 2.6(d), ARTICLE VII and the provisions of ARTICLE VIII insofar as they apply to Equity Securities of Pubco issued in respect of (including in any distribution, reorganization, reclassification, unit split, stock split or similar transaction), or in exchange for, Units or Paired Interests; provided, however, that a Member who purports to Transfer Units or otherwise makes a disposition other than in compliance with the terms of this Agreement shall remain liable to the Company and the other Members for any damages resulting from such purported Transfer.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

SECTION 9.1. Dissolution. The Company shall be dissolved upon the happening of any of the following events (each, a “Liquidating Event”):

(a) upon the election of the Managing Member to dissolve the Company; or

(b) a judicial dissolution of the Company pursuant to Section 18-802 of the Act.

Except as otherwise provided herein, the death, bankruptcy, incompetency, retirement, resignation, expulsion or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not dissolve or terminate the Company. In the event of any such event, the executor, administrator, guardian, trustee or other personal representative (if any) of such Member shall be deemed to be the assignee of such Member’s Units; provided that such executor, administrator, guardian, trustee or other personal representative shall not be admitted as a Member of the Company without the consent of the Managing Member and otherwise complying with the terms of ARTICLE VIII. Notwithstanding any other provision of this Agreement, the bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of a Member will not cause that Member to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Member waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the occurrence of the bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of a Member or the occurrence of any other event that causes a Member to cease to be a member of the Company.

SECTION 9.2. Filing of Certificate of Cancellation. If the Company is dissolved, the Managing Member shall promptly cause a Certificate of Cancellation of the Company to be filed with the Secretary of State.

SECTION 9.3. Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets (subject to the provisions of Section 9.3(b) below), and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and assets and the Company assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom shall be applied and distributed in accordance with ARTICLE V hereof.

(b) Notwithstanding the provisions of Section 9.3(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 5.2, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 9.3(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the reasonable and good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such assets as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such assets at such time. The Liquidator shall determine the fair market value of any asset distributed in kind using such reasonable method of valuation as it may adopt.

(c) As part of the liquidation and winding-up of the Company, the Liquidator may sell Company assets solely on an “arm’s-length” basis, at the best price and on the best terms and conditions as the Liquidator in its reasonable and good faith judgment believes are reasonably available at the time.

(d) The Managing Member shall not receive any additional compensation for any services performed pursuant to this ARTICLE IX, but shall be reimbursed for any reasonable, documented, out-of-pocket expenses incurred on behalf of the Company.

SECTION 9.4. Indebtedness of Members. Notwithstanding the foregoing, if any Member shall be indebted to the Company, then until payment of such amount by him, her, or it, the Liquidator shall retain such Member’s distributive share of the assets and apply such assets or the income therefrom to the liquidation of such indebtedness and the cost of holding such assets during the period of such liquidation. If such amount has not been paid or otherwise liquidated at the expiration of six months after the date of dissolution of the Company, the Liquidator may sell the Units of such Member at a public or private sale at the best price immediately obtainable which shall be determined in the sole judgment of the Liquidator. The proceeds of such sale shall be applied to the liquidation of the amount then due under this ARTICLE IX, and the balance of such proceeds, if any, shall be delivered to such Member.

SECTION 9.5. Rights of Members. Except as otherwise provided in this Agreement and Article X of the Purchase Agreement, each Member shall look solely to the assets of the Company for the return of its capital contribution and shall have no right or power to demand or receive assets other than cash from the Company. No Member shall have priority over any other Member as to the return of its capital contributions, distributions, or allocations, except as expressly provided in this Agreement.

SECTION 9.6. Documentation of Liquidation. Upon the completion of the liquidation of the Company’s cash and assets as provided in Section 9.3 hereof, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions shall be canceled and such other actions as may be necessary to terminate the Company shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Company.

SECTION 9.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

SECTION 9.8. Liability of the Liquidator. The Liquidator shall be indemnified and held harmless by the Company from and against any and all Losses arising out of or incidental to the Liquidator’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the Losses arise out of:

(a) a matter entirely unrelated to the Liquidator’s action or conduct pursuant to the provisions of this Agreement; or

(b) the willful misconduct, gross negligence or bad faith of the Liquidator.

SECTION 9.9. Waiver of Partition. Each Member hereby waives any right to partition of the Company property.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction of than the State of Delaware.

SECTION 10.2. Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each of the parties hereto (i) submits to the exclusive jurisdiction of any federal court sitting in the State of Delaware or the Delaware Court of Chancery, in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 10.4. Nothing in this Section 10.2, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

SECTION 10.3. Amendments and Waivers. This Agreement may not be modified, altered, supplemented or amended (by merger, repeal, or otherwise), nor may any rights or obligations hereunder be waived, except pursuant to the written consent or approval of (a) the Managing Member, (b) holders of a majority of the Units other than those held by the Managing

Member and its Subsidiaries, (c) KKR, to the extent KKR then holds Units, (d) Silver Lake, to the extent Silver Lake then holds Units, (e) TCV and/or Holdings, as applicable, in the case of any such alteration, supplementation, amendment or waiver that (a) repeals, nullifies, eliminates or adversely modifies or amends any right expressly granted to, respectively, such Member individually in this Agreement (as opposed to rights granted to the Members or any group of Members, generally) or (b) adversely impacts the economic powers, rights, preferences or privileges of such Member relative to any other Member. Notwithstanding anything to the contrary in this Agreement (including this Section 10.3), (i) the execution and delivery of a Joinder Agreement pursuant to Section 3.4, Section 8.4 or Section 8.5 shall not require the consent of any Member or any other party hereto and shall not be deemed to be an amendment or modification to this Agreement and (ii) Section 3.4, Section 8.3(a)(i) (insofar as such Section 8.3(a)(i) relates to the rights and privileges of the Exchange Registration Holders) Section 8.4, Section 8.5 and this Section 10.3 may not be modified, altered, supplemented or amended (by merger, repeal, or otherwise), so as to adversely impact the rights or obligations of the Exchange Registration Holders thereunder nor may any rights or obligations of the Exchange Registration Holders thereunder be waived, except pursuant to the written consent or approval of the holders of a majority in interest of Units (or the shares of Common Stock into which the Units are exchanged) held directly by, or Units held by Employee Holdco on behalf of, the Exchange Registration Holders other than Employee Holdco.

SECTION 10.4. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given or delivered: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or electronic mail transmission, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. To be valid, such communications must be addressed as follows:

If to the Managing Member or the Company, to:

c/o GoDaddy Inc.

[                    ]

With a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

[                    ]

If to any Member, to the address(es) set forth on the Schedule of Members in respect of such Member;

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

SECTION 10.5. Entire Agreement. This Agreement and, as applicable, the Reorganization Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof, except for contracts and agreements specifically referred to herein and therein.

SECTION 10.6. No Agency. Except to the extent expressly provided herein, this Agreement shall not constitute an appointment of any of the Members as the legal representative or agent of any other Member, nor shall any Member have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party.

SECTION 10.7. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.8. Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

SECTION 10.9. Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 10.10. Further Assurances. The Company and each Member shall, subject to the limitations and obligations set forth herein, deliver such instruments and take such other actions as may be reasonably required in order to carry out the transactions expressly contemplated by this Agreement.

SECTION 10.11. Specific Performance. The Company and each of the Members acknowledges and agrees that in the event of any breach of this Agreement the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company and the Members hereto, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to seek specific performance of this Agreement.

SECTION 10.12. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon the transferees, successors, heirs, executors, assigns and legal representatives of the parties to this Agreement. Except (a) for the provisions of Section 2.5, 2.6, 2.7(c) and ARTICLE VII, with respect to which the Covered Persons shall be third party beneficiaries, (b) the provisions of Section 3.4, ARTICLE VIII and Section 10.3, with respect to which Exchange Registration Holders and members of Employee Holdco shall be third party beneficiaries and (c) as otherwise expressly provided in this Agreement, no other third party beneficiaries are intended or shall be deemed to be created hereby, and none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

SECTION 10.13. Preparation of Agreement. Each party has consulted with and has been represented by legal counsel of its own choice in connection with the meaning, interpretation, negotiation, drafting and effect of this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 10.14. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any references in this Agreement to “including” shall be deemed to mean “including without limitation.”

SECTION 10.15. Publicly Traded Partnership. The Company shall be classified as a partnership for U.S. federal, state and local income tax purposes and not as a publicly traded partnership within the meaning of Section 7704 of the Code and neither the Company nor any Member shall make any election to the contrary.

SECTION 10.16. Non-Occurrence of IPO. Notwithstanding any other provision of this Agreement (including Section 10.3), in the event that the IPO is not consummated prior to the date that is 10 Business Days after the date of this Agreement, then this Agreement shall automatically, with no action required by any Member, on such date be amended and restated in its entirety back to the First Amended and Restated Agreement and upon such automatic amendment and restatement of this Agreement, this Agreement shall be of no force and effect. Notwithstanding any other provision of this Agreement (including Section 10.3), this Section 10.16 may not be amended prior to the consummation of the IPO, except by written consent of the Managing Member and each of the Sponsors.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and each of the Members have caused this Second Amended and Restated Limited Liability Company Agreement to be executed by their duly authorized representatives as of the day and year first written above.

[SIGNATURE PAGES TO COME]

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of

DESERT NEWCO, LLC]

EXHIBIT A

FORM OF JOINDER AGREEMENT

[Desert Newco, LLC]

Attn: Managing Member:

In consideration of the transfer to the undersigned of                  [Units][Describe any other security being transferred] of Desert Newco, LLC, a Delaware limited liability company (the “Company”), the undersigned [represents that it is a Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of [                    ], 2015, as such agreement may have been or may be amended from time to time (the “LLC Agreement”), among the Company and the persons named therein, and [as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement that were applicable to the undersigned’s transferor,]* [shall be fully bound by, and subject to, the provisions of the LLC Agreement that are applicable to the Equity Investors]** [shall be fully bound by, and subject to, the provisions of the LLC Agreement that are applicable to Holdings]*** as though an original party thereto and shall be deemed [an Equity Investor] [Holdings] [a substitute Member] for purposes thereof.

Executed as of the      day of             ,     .

TRANSFEREE:

Address:

*	Include if transferee is a Permitted Transferee
**	Include if transferee is a Permitted Transferee of an Equity Investor
***	Include if transferee is a Permitted Transferee of Holdings